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                                                                     Exhibit 4.1


                             SECURED PROMISSORY NOTE

     The undersigned corporations, namely, Americare Health Scan, Inc. and its subsidiary Americare Biologicals, Inc (hereinafter referred to as "Borrower"), whose address is 20 NW 181st Street, Miami, Florida 55189 promises to pay JOSEPH
P. D'ANGELO or his successors in interest (hereinafter D'Angelo) whose address is 400 Poinciana Dr., Hallandale, Florida 33069, the principal sum of One Million Four Hundred Thousand Dollars ($1,400,000.00) plus all accrued interest, plus any additional funds that are advanced pursuant to this blanket collateral note up to the principal sum of Two Million Dollars ($2,000,000.00). That said funds are due and owing to D'Angelo for monies advanced to Borrower and for D'Angelo's willingness to advance additional funds and Borrower's willingness and need to continue to receive additional funds and consideration of said funding by D'Angelo to Borrower and forebearance on initiating collection or demand on the previously advanced funds to Borrower, Borrower hereby agrees to execute this blanket promissory note and additionally agrees to execute a security agreement collaterizing Borrower's assets as specifically set forth in the Security Agreement and/or financing statement. Further, Borrower authorizes D'Angelo to execute the financing statement and take real estate mortgage on property of Borrower at D'Angelo's sole discretion. That this instrument is given by Borrower without relief from Valuation, Stay or Appraisement Laws and along with attorneys fees and costs of collection in the case of default.

     This Note shall bear interest at two (2%) percent over the prime rate of interest as set from time to time by Chase Manhattan Bank of New York, however, in no event shall the rate of interest be less than eight (8%) percent per annum compounded monthly, nor more than eighteen (18%) percent.

     This Note shall become fully due and payable on demand, but in no event earlier than sixty (60) days from the execution hereof, unless, there shall be a default under any of the terms and conditions of this Note and correlative Security Agreement or Financing Statement.

     Upon default in the payment of any installment or other payment herein required when the same shall become due, or in the event me holder deems itself insecure, the entire unpaid balance and other indebtedness on account of this obligation and mortgage, term and loan agreement and security agreement securing the same shall, at the option of the holder, become due and payable immediately without notice or non-payment or demand of payment and the entire indebtness may be collected by appropriate proceedings, together with interest at the rate to two (2%) percent in excess of the rate hereinabove stated, computed from the time of default on each delinquent installment until paid, or on the entire unpaid principal balance at the option of the holder, if maturity of the entire indebtedness is accelerated. No failure on the part of the in exercising said option to declare this whole of said indebtedness due or to proceed to collect the same shall operate as a waiver of the right to do so or preclude the exercise of such option at any time during the continuance of such default or the occurrence of a succeeding default. Advance payment may be made in any amount, and interest on such advance payments shall not be charged beyond the next succeeding interest period.

     The holder may renew the same or extend time of payment of the indebtedness or any part thereof or reduce the payments thereon; and any such renewal, extension or reduction shall not


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release any maker, endorser or guarantor from any liability on said obligation.
This note is subject to the terms and conditions of a certain contract and Security Agreement (of even date herewith) entered into by and between the promissors and the payee, said agreements being incorporated herein by reference with the same force and effect as though fully set forth herein.

The drawers, sureties, guarantors and endorsers severally waive presentment for payment, protest, notice of protest and non-payment of this note. The receipt of interest in advance or the extension of time shall not release or discharge any surety, guarantor or endorser of this note.

                                       Americare Health Scan, Inc.


                                       By: /s/ Joseph P. D'Angelo
                                           -------------------------------------
                                               President


                                               Attest: /s/ Margaret Heichberger
                                                       -------------------------
                                                       Secretary

                                       Americare Biologicals, Inc.



                                       By: /s/ Joseph P. D'Angelo
                                           -------------------------------------
                                               President


                                               Attest: /s/ Margaret Heichberger
                                                       -------------------------
                                                       Secretary

Duly Executed this 11th day of May, 2000.




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